EXHIBIT 23.2


                      [MCCLAIN & COMPANY, L.C. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated restated financial statements of First Reserve, Inc. and Subsidiaries as of December 31, 1998 as part of this Form 10-SB/A.

/S/ MCCLAIN & COMPANY, L.C.
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McClain & Company, L.C.
Miami, Florida
September 13, 1999